SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): January 26, 2000


                          SYNTHONICS TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                    0-24109                 87-032620
  (State or Other Jurisdiction        (Commission             (IRS Employer
        of Incorporation)             File Number)           Identification No.)


                          31324 Via Colinas, Suite 106
                       Westlake Village, California 91362
                    (Address of Principal Executive Offices)

                                 (818) 707-6000
                         (Registrant's Telephone Number)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS
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     (a) Previous Independent Public Accountants

     Effective January 26, 2000, Synthonics Technologies, Inc., a Delaware corporation (the "Registrant") dismissed Jones, Jensen & Company ("JJC") as its independent public accountants. The Board of Directors of the Registrant approved this action.

     During the two most recent fiscal years and through January 26, 2000, there were no disagreements with JJC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of JJC, would have caused JJC to make reference to the subject matter of the disagreement(s) in its reports.

     JJC audited the consolidated balance sheets of the Registrant at December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows, for the fiscal years ended December 31, 1998 and December 31, 1997 (collectively, the "Financial Statements"). JJC's reports on the Financial Statements did not contain an adverse opinion or disclaimer of opinion, and with the exception of a standard "Going Concern" qualification because of the lack of material operations of the Registrant on the dates of the above referenced Financial Statements, were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Registrant provided JJC with a copy of the above statements, and requested that JJC furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether JJC agrees with such statements. A copy of the letter of JJC to the Commission, dated January 28, 2000, is filed as an exhibit to this current report on Form 8-K.


     (b) New Independent Public Accountants

     Effective January 26, 2000, the Registrant engaged the accounting firm of Ernst &Young LLP as independent public accountants of the Registrant.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 1, 2000                        SYNTHONICS TECHNOLOGIES, INC.



                                        By:  /S/ F. MICHAEL BUDD
                                             -----------------------------------
                                             F. Michael Budd
                                             Chief Executive Officer
                                              and President


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                                  EXHIBIT INDEX

EXHIBITS                                                            PAGE NUMBER

 16.1       Letter of Jones, Jensen & Company, dated                     5
            January 28, 2000, to the Securities and
            Exchange Commission


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